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05/19/99   --- UTAH DIVISION OF CORPORATIONS & COMMERCIAL CODE ---      11:56:00
                     **CORPORATION INFORMATION - SCREEN 1**

CO FILE # 119101 Q COMM INTERNATIONAL, INC.

STATUS: GOOD STANDING
NAME IN HOME STATE:
PRINCIPAL ADDRESS: 1135 S 1680 W
                   OREM UT                    INCORPORATED/QUALIFIED: 02/07/1986
                   840584930                      LAST ANNUAL REPORT: 05/07/99
REG. AGENT: PAUL HICKEY                ANNUAL REPORT FILED BY COUPON: NO
                   1135 S 1680 W                          HOME STATE: UT
                   OREM UT
                   840584930
PRESIDENT:                         VICE PRESIDENT:                 SECRETARY:
STEPHEN C FLAHERTY                                                 KATIE BENIONI
1135 S 1680 W                                                      1135 S 1680 W
OREM UT                                                            OREM UT
840584930                                                          840584930
TREASURER:
                                  SIC:   6289 SECURITY & COMMODITY SERVICES, NEC

ADDITIONAL OFFICERS: NO
2=SCREEN#2; R=REMARKS; M=MERGERS; N=NAME CHANGES; "HELP"=EXIT
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               1 Sess-1   168.179.156.7                                  1 24/80